INTERNATIONAL ROYALTY CORPORATION

AMENDED AND RESTATED STOCK OPTION PLAN

Effective Date: June 8, 2004
As Amended and Restated April 21, 2005, February 22, 2007 and May 21, 2008

1. Definitions and Interpretation

1.1 In and for the purposes of the Plan:

"**Act**" means the *Securities Act* (Ontario) and the regulations thereto;

"**Administrator**" has the meaning ascribed in Section 2;

"**Affiliate**" means an "**affiliate**" as defined in Section 1.2 of National Instrument 45-106 - *Prospectus and Registration Exemptions*, and for purposes of Section 1.2(b) thereof, "**control**" shall be interpreted with reference to Section 2.23 thereof;

"**Beneficial Ownership**" has the meaning ascribed in the Act;

"**Board**" means the board of directors of the Corporation, and reference to any action by the Board means action taken by them by resolution as a Board;

"**CBCA**" means the *Canada Business Corporations Act*;

"**Change of Control**" means the first to occur of any of the following events:

(i) the sale, lease, exchange or other transfer or disposition, whether in one or more transactions, of all or substantially all of the property of the Corporation to any one or more persons or entities;

(ii) any event as a result of which the majority of the members of the Board are Change of Control Persons; and for this purpose "**Change of Control Person**" means a person who was not a director of the Corporation as at February 22, 2007 or, in respect of any director elected or appointed after February 22, 2007, was not elected or appointed a director of the Corporation by, or was not a management nominee for election as a director of the Corporation in a management proxy circular approved by, a resolution passed by a majority plus one of the number of directors of the Corporation elected at, or proposed to be elected in the management proxy circular relating to, the last annual meeting of the shareholders of the Corporation preceding such person's election or appointment as a director; and "**Change of Control Persons**" means any number of persons each of whom is a Change of Control Person;

(iii) any other event or series of events or transaction or series of transactions as a result of which or pursuant to which any person or entity acquires beneficial

ownership of or direction or control over Voting Securities of the Corporation or Voting Securities of the Corporation are converted or exchanged into or for securities of another issuer ("**Other Issuer**") or are redeemed or otherwise acquired by the Corporation or are cancelled, where, immediately following the occurrence of such event or series of events or completion of such transaction or series of transactions:

(A) the persons or entities that beneficially own the Voting Securities of the Corporation outstanding immediately prior to such occurrence or completion beneficially own and exercise direction or control over Voting Securities of the Corporation or of such Other Issuer, if any, carrying less than a majority of the voting rights with respect to any matter attached to all Voting Securities of the Corporation or of such Other Issuer outstanding immediately following such occurrence or completion;

(B) any person or entity or group of persons or entities acting jointly or in concert (within the meaning of the Act) beneficially owns or exercises direction or control over Voting Securities of the Corporation carrying 25% or more of the voting rights with respect to any matter attached to all Voting Securities of the Corporation outstanding immediately following such occurrence or completion; or

(C) any person or entity referred to in (A) above or any group of such persons or entities acting jointly or in concert (within the meaning of the Act) beneficially owns or exercises direction or control over Voting Securities of such Other Issuer, if any, carrying 25% or more of the voting rights with respect to any matter attached to all Voting Securities of such Other Issuer outstanding immediately following such occurrence or completion; or

(D) the Corporation is authorized or required to liquidate, dissolve or wind-up or otherwise distribute its assets for the purpose of winding-up its affairs, or becomes bankrupt or insolvent;

"**Common Shares**" means the common shares of the capital stock of the Corporation as constituted at the date hereof;

"**Consultant**" means, for the Corporation, a person, other than an employee, senior officer or director of the Corporation, that:

(i) is engaged to provide services to the Corporation or an Affiliate of the Corporation other than in relation to a distribution of the Corporation's securities;

(ii) provides the services under a written contract with the Corporation or an Affiliate of the Corporation; and

(iii) in the Corporation's reasonable opinion, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate of the Corporation;

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

"**Corporation**" means International Royalty Corporation;

"**employee**" means any full-time employee of the Corporation or any Affiliate of the Corporation;

"**employment**" means full-time employment with the Corporation or any Affiliate of the Corporation;

"**Exchange**" means the Toronto Stock Exchange and, where the context permits, any other exchange on which the Common Shares are listed from time to time;

"**Exercise Period**" means the period during which a particular Option may be exercised and, subject to earlier termination in accordance with the terms hereof, is the period from and including the Grant Date through to and including the Expiry Date;

"**Expiry Date**" means the date determined in accordance with Section 6 of the Plan and after which a particular Option cannot be exercised and is deemed to be null and void and of no further force or effect;

"**Grant Date**" means the date on which an Option is granted by the Board to a Recipient;

"**Insider**" means:

(i) an insider (as defined in Section 1 of the *Securities Act* (Ontario)), except that a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary or an affiliate (as defined in Sections 1(2) and 1(4), respectively, of the *Securities Act* (Ontario)) of the Corporation shall not be an insider for purposes hereof, unless such director or senior officer:

(a) in the ordinary course receives or has access to information as to material facts or material changes concerning the Corporation before the material facts or material changes are generally disclosed;

(b) is a director or senior officer of a major subsidiary (as defined in National Instrument 55-101 - *Insider Reporting Exemptions*); or

(c) is an insider of the Corporation in a capacity other than as a director or senior officer of the subsidiary or affiliate of the Corporation; and

(ii) an associate (as defined in Section 1(1) of the *Securities Act* (Ontario)) or affiliate of any person who is an insider by virtue of clause (i) above;

"**Market Price**" of a Common Share on any date means the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of Common Shares traded on the Exchange, or another stock exchange where the majority of trading volume and value of the Common Shares occurs, for the five trading days immediately preceding the relevant date. If the Common Shares are suspended from trading or have not traded on the Exchange or another stock exchange for an extended period of time, the market price will be the fair market value of the Common Shares as determined by the Board;

"**Option**" means an option to purchase Common Shares granted to a Recipient pursuant to the Plan;

"**Option Price**" means the subscription price per Common Share specified in Section 4.2, as the same may be adjusted from time to time in accordance with Section 9;

"**Personal Representative**" means:

(i) in the case of a deceased Recipient, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii) in the case of a Recipient who, for any reason, is unable to manage his affairs, the person entitled by law to act on behalf of such Recipient;

"**Plan**" means this stock option plan of the Corporation, as amended or amended and restated from time to time;

"**Recipient**" means any director, senior officer, employee or Consultant of the Corporation or any Affiliate of the Corporation who is eligible to receive Options under the Plan or to whom an Option has been granted, or his legal Personal Representative, as the context requires;

"**Regulatory Authorities**" means all stock exchanges and other organized trading facilities on which the Corporation's Common Shares are listed and all securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation;

"**Security Based Compensation Arrangement**" has the meaning ascribed in Section 613(b) of the *Toronto Stock Exchange Company Manual*, and includes:

(i) stock option plans for the benefit of employees, insiders, service providers or any one of such groups;

(ii) individual stock options granted to employees, service providers or insiders if not granted pursuant to a plan previously approved by the Corporation's security holders;

(iii) stock purchase plans where the Corporation provides financial assistance or where the Corporation matches the whole or a portion of the securities being purchased;

(iv) stock appreciation rights involving issuances of securities from treasury;

(v) any other compensation or incentive mechanism involving the issuance or potential issuances of securities of the Corporation; and

(vi) security purchases from treasury by an employee, insider or service provider which is financially assisted by the Corporation by any means whatsoever;

"**Voting Security**" means any share or other security that carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing and also includes any share or other security that is convertible into or exercisable or exchangeable (in each case, whether at the time or at any time in the future and whether or not on condition or the occurrence of any contingency) for a Voting Security.

1.2 The masculine gender shall include the feminine gender and the singular shall include the plural and vice versa, unless the context otherwise requires.

1.3 Any reference to a statute, regulation, rule, instrument, or policy statement shall refer to such statute, regulation, rule, instrument, or policy statement as the same may be amended, replaced or re-enacted from time to time.

2. Establishment of Plan

2.1 The Board hereby establish the Plan. The Plan shall be administered by an administrator (the "**Administrator**") which shall be the Board or, if the Board so resolves, shall be the Management Resources and Compensation Committee established by the Board. The Administrator shall have full authority to interpret the Plan; to establish, amend and rescind rules and regulations for the Plan; and to make any other determinations necessary for the Plan's administration subject to all required consents or approvals by applicable Regulatory Authorities.

2.2 The purpose of the Plan is to provide the Corporation with a share-related mechanism to attract, retain and motivate qualified Recipients, to reward such of these Recipients as may be granted Options under the Plan by the Board from time to time for their contributions toward the long term goals and success of the Corporation and to enable and encourage such Recipients to acquire Common Shares as long term investments in the Corporation.

3. Common Shares Reserved for the Plan

3.1 Subject to adjustment as provided in Section 9 hereof, the number of Common Shares reserved for issuance and which will be available for purchase pursuant to Options granted under the Plan, will not exceed that number which represents 10% of the issued and outstanding Common Shares of the Corporation from time to time.

3.2 Prior to granting an Option to a Recipient, the Board shall allocate and reserve for potential issue to that Recipient, from among all the Common Shares reserved for the Plan, the number of Common Shares in respect of which an Option is to be granted. If an Option expires, was cancelled or otherwise terminated for any reason without the Recipient having purchased or acquired all of the Common Shares which he was entitled to purchase or acquire thereunder, the remaining Common Shares shall be released from their allocation and reservation as aforesaid and shall be again available for the purposes of the Plan. Subject to Section 3.1, Options which have been exercised may be reloaded and the Corporation shall reserve additional Common Shares for issuance pursuant to such exercised Options.

4. Grants of Options

4.1 The Board may from time to time grant to a Recipient an Option to purchase a stated number of Common Shares from the Corporation, as may be determined by the Board. A Recipient may hold more than one Option at any time.

4.2 The subscription price ("**Option Price**") for each Common Share which may be purchased on the exercise of an Option shall be an amount determined by the Board when the Option is granted, which shall not be less than the Market Price of the Common Shares on the Grant Date.

5. Limitations on Grant

5.1 The aggregate number of Common Shares in respect of which Options have been granted and remain outstanding under the Plan shall not at any time, when taken together with all of the Corporation's Security Based Compensation Arrangements then either in effect or proposed, at any time be such as to result in:

(i) the number of Common Shares reserved for issuance to Insiders pursuant to stock options exceeding 10% of the issued and outstanding Common Shares;

(ii) the issuance to Insiders pursuant to stock options, within a one-year period, of a number of Common Shares exceeding 10% of the issued and outstanding Common Shares;

(iii) the number of Common Shares reserved for issuance pursuant to stock options granted to any one Recipient exceeding 5% of the issued and outstanding Common Shares; or

(iv) the issuance to any one Recipient, within a one-year period, of a number of Common Shares exceeding 5% of the number of issued and outstanding Common Shares.

For the purposes of this Section 5, the number of issued and outstanding Common Shares shall be determined on a non-diluted basis and, for the purposes of clauses (ii) and (iv) of this Section 5, the number of issued and outstanding Common Shares shall exclude Common Shares issued pursuant to Security Based Compensation Arrangements during the preceding one-year

period. In addition, for purposes of clauses (iii) and (iv) of this Section 5, options to purchase Common Shares granted prior to the optionee becoming an Insider shall be excluded.

5.2 The total number of Common Shares that may be reserved for issuance to all non-executive directors pursuant to Options shall not exceed one percent (1.0%) of the shares outstanding on a non-diluted basis on the Grant Date of the Options to non-executive directors.

5.3 Within any one financial year period, the total value of the Options granted to a non-executive director, as determined by the Board on the Grant Date of Options to the non-executive director, shall not exceed $100,000.

6. Term of Option

6.1 Notwithstanding any other provision hereof, the period during which an Option may be exercised, in whole or in part, shall be such period as the Board may specify but shall not exceed 10 years from the Grant Date.

6.2 Death of Recipient

In the event that a Recipient should die, the Expiry Date of the Option will be, unless otherwise set out in an employment agreement between the Corporation and the Recipient or as otherwise determined by the Board in its sole discretion, the earlier of the scheduled Expiry Date of the Option and the first anniversary of the Recipient's date of death, and the Personal Representative of the Recipient shall be entitled to exercise any unexercised Options (including any which would otherwise have become exercisable after the date of death and before the Expiry Date pursuant to Section 7) during such period, failing which the Option shall terminate.

6.3 Ceasing to be an Employee or Senior Officer other than by Reason of Death or Retirement

In the event that a Recipient holds his Option as an employee or senior officer of the Corporation or an Affiliate of the Corporation and such Recipient ceases to be an employee or senior officer of the Corporation or an Affiliate of the Corporation for any reason whatsoever, other than death or retirement, the Expiry Date of the Option (to the extent that such Option was exercisable on the date the Recipient's employment terminates) will be, unless otherwise set out in an employment agreement between the Corporation and the Recipient or as otherwise determined by the Board in its sole discretion, the earlier of the scheduled expiry date of the Option and the 90th day following the date on which the Recipient's employment terminates (and for purposes hereof, the date on which the Recipient's employment terminates shall be the date on which the employee or senior officer actually ceases to perform the substantial and material duties of his employment (and not, for greater certainty, the date that is the end of any agreed or otherwise binding severance period)).

6.4 Ceasing to be an Employee or Senior Officer by Reason of Retirement

In the event that a Recipient holds his Option as an employee or senior officer of the Corporation or an Affiliate of the Corporation and such Recipient ceases to be an employee

or senior officer of the Corporation or an Affiliate of the Corporation by reason of retirement, the Expiry Date of the Options (including any which would otherwise have become exercisable after the date of retirement and before the Expiry Date pursuant to Section 7) will be, unless otherwise set out in an employment agreement between the Corporation and the Recipient or as otherwise determined by the Board in its sole discretion, the earlier of the scheduled expiry date of the Option and two years following the date of retirement.

6.5 Ceasing to be a Director

In the event that a Recipient who is not also an employee or senior officer of the Corporation or an Affiliate of the Corporation holds his Option as a director of the Corporation and the Recipient ceases to be a director of the Corporation for any reason whatsoever other than death, the Expiry Date of the Option (to the extent that such Option was exercisable on the date the Recipient ceases to be a director) will be, unless otherwise determined by the Board in its sole discretion, the earlier of the scheduled Expiry Date of the Option and the 90th day following the date on which the Recipient ceases to be a director of the Corporation.

6.6 Ceasing to be a Consultant

In the event that the Recipient holds his Option as a Consultant and such Recipient ceases to be a Consultant for any reason whatsoever, other than death, the Expiry Date of the Option (to the extent that such Option was exercisable on the date the Consultant's contract terminates) will be, unless otherwise set out in a consulting agreement between the Corporation and the Recipient or as otherwise determined by the Board in its sole discretion, the earlier of the scheduled expiry date of the Option and the 90th day following the date on which the Consultant's contract terminates (and for purposes hereof, the date on which the Consultant's contract terminates shall be the date on which the Consultant actually ceases to perform the obligations under his contract (and not, for greater certainty, the end of any agreed or otherwise binding notice period)).

6.7 Notice of Termination of Option

If a notice is given pursuant to Section 10, the Recipient will be entitled to exercise any unexercised Options (including any which would otherwise have become exercisable after the date of delivery of such notice pursuant to Section 7 and on or before the end of the period specified in such notice) during the period specified in such notice.

6.8 Black-out Periods

If an Option expires during, or within five business days after, a trading black-out period imposed by the Corporation to restrict trades in the Corporation's securities, then, notwithstanding any other provision of the Plan, the Option shall expire ten business days after the trading black-out period is lifted by the Corporation.

6.9 Termination of Options

All rights under an Option that has not been exercised on the Expiry Date shall automatically terminate.

7. Exercise of Options

7.1 Subject to Section 7.2, the Board may, in its sole discretion, impose a vesting schedule in respect to any Option granted pursuant to the Plan. Except as otherwise provided herein or as otherwise determined by the Board in its sole discretion, (i) an Option subject to vesting may not be exercised until the Option has vested in accordance with the vesting terms and (ii) an Option that has been granted subject to vesting and remains unvested on the date of termination of employment of the Recipient, the date the Recipient ceases to be a director or the date the Recipient's consultant contract terminates, as the case may be, shall terminate.

7.2 Notwithstanding Section 7.1 where the holders of Common Shares or vested Options would have the right to vote or dissent in respect of or participate in a transaction or transactions giving rise to a Change of Control event described in clause (iii) or (iv) of the definition of Change of Control:

(i) the Corporation shall ensure that each Recipient shall have the same such rights to vote, dissent or participate as such Recipient would have if such Recipient's outstanding unvested Options were vested and fully exercised by such Recipient at all material times; and

(ii) upon the occurrence of such Change of Control event, such Recipient shall execute such documents and instruments and take such other action, including exercise of Options vesting upon such occurrence pursuant to Section 7.2(ii), as may be required consistent with such Recipient's exercise of rights pursuant to (A) above.

7.3 Notwithstanding Section 7.1, any Recipient whose employment, engagement or directorship with the Corporation terminated by the Corporation for any reason other than for cause or in the case of a Consultant, breach of contract, at any time in the six months following a Change of Control of the Corporation, or by the Recipient, if the Corporation makes a material adverse change in the location, salary, duties or responsibilities assigned to the Recipient, at any time in the six months following a Change of Control of the Corporation and the Recipient has provided notice in writing to the Corporation within 30 days of such material adverse change to terminate employment, engagement or directorship, then any outstanding Options that have not yet vested on the date of termination shall be deemed to have vested on such date.

7.4 An Option shall be exercised by written notice given to the Corporation specifying the number of Common Shares in respect of which the Option is being exercised at such time, accompanied by a certified cheque in payment for such Common Shares at the Option Price specified for such Option.

8. Non-Assignability

8.1 Except as provided in Section 8.2, an Option shall not be assignable, transferable or negotiable (whether by operation of law or otherwise) and may not be assigned or transferred other than by will or the laws relating to intestacy, provided that the Personal Representative of a Recipient may, to the extent permitted by Sections 6 and 7 of the Plan, exercise the Option within the Exercise Period.

8.2 Notwithstanding Section 8.2 and subject to Board approval, a Recipient may transfer an Option to any of the following permitted assigns:

(i) the Recipient's spouse;

(ii) a trustee, custodian or administrator acting on behalf of or for the benefit of the Recipient or the Recipient's spouse;

(iii) a personal holding corporation, partnership, trust or other entity controlled by the Recipient or the Recipient's spouse; or

(iv) a registered retirement income fund or a registered retirement savings plan (as each such term is defined in the *Income Tax Act* (Canada)) of the Recipient or the Recipient's spouse.

9. Corporate Reorganization

If at any time after:

(i) a reconstruction, reorganization or recapitalization of the Corporation, or its consolidation, amalgamation or merger into or with another corporation, or the entering into by the Corporation of an arrangement or other form of business combination with any other person or entity; or

(ii) a subdivision, consolidation, reclassification or other change of or affecting the Common Shares, or the issue of further shares as a share dividend;

the Board shall determine that in order to preserve as nearly as may be possible the original scope and intent of the Plan the Option should thereafter cover a different class and/or number of shares and/or should be exercisable at a different option price per share, the Corporation shall give notice to the Recipient designating such new class, number and/or price, whereupon the Plan shall, without further act or formality, be thereby amended accordingly; and any notice so given by the Corporation pursuant to a determination so made by the Board shall be final and binding for all purposes of the Plan; subject to any pre-clearance by the Exchange or approval by the Corporation's shareholders required by regulation or the Exchange.

10. Termination of Option

Whenever the Corporation shall propose to take any of the steps referred to in Section 9, the Corporation shall have the right to give written notice to the Recipient or the legal

personal representative or representatives of the Recipient, as the case may be, specifying a period (not shorter than 30 days following the delivery of such notice) at the expiry of which the Option shall terminate, whereupon the Option shall terminate accordingly at the expiry of such period.

11. Amendment or Discontinuance of the Plan

11.1 The Board may suspend or discontinue the Plan. The Board may, subject to shareholder approval and if required, approval of the Regulatory Authorities, amend the Plan and amend any Options granted under the Plan. Notwithstanding the foregoing, the Board is specifically authorized to amend the terms of the Plan, and the terms of any Options granted under the Plan, without obtaining shareholder approval, to:

(i) amend the vesting provisions;

(ii) amend the termination provisions, except as otherwise provided in Section 11.3(ii) hereof;

(iii) add any form of financial assistance;

(iv) amend a financial assistance provision which is more favourable to Recipients;

(v) add a cashless exercise feature, payable in cash or securities, whether or not the feature provides for a full deduction of the number of underlying Common Shares from the reserved Common Shares;

(vi) add a deferred or restricted share unit or any other provision which results in Recipients receiving securities while no cash consideration is received by the Corporation; and

(vii) make other amendments of a housekeeping nature, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein and updating provisions herein to reflect changes in the governing laws, including tax laws, or to comply with the requirements of any Regulatory Authority.

Any amendments made are effective as of the date amended in accordance with the requirements hereunder.

11.2 For greater certainty, no amendments to the Plan to:

(i) increase the number of Common Shares reserved for issuance under the Plan (including a change from a fixed maximum percentage of Common Shares to a fixed maximum number of Common Shares);

(ii) change the manner of determining the Option Price so that the Option Price is less than the Market Price of the Common Shares on the Grant Date;

(iii) increase the aggregate number of Common Shares in respect of which Options have been granted and remain outstanding so that such number of Common Shares, when taken together with all of the Corporation's Security Based Compensation Arrangements then either in effect or proposed, shall at any time be such as to result in:

(A) the number of Common Shares reserved for issuance to Insiders pursuant to stock options exceeding 10% of the issued and outstanding Common Shares;

(B) the issuance to Insiders pursuant to stock options, within a one-year period, of a number of Common Shares exceeding 10% of the issued and outstanding Common Shares;

(iv) change the restrictions on assignability and transferability of Options; or

(v) amend the eligibility requirements of eligible Recipients which amendments have the potential of broadening or increasing their participation or amending any restrictions imposed on participation by non-executive directors.

shall be made without obtaining approval of the shareholders in accordance with the requirements of the Exchange.

11.3 Notwithstanding Section 11.1, no amendments to granted Options to

(i) reduce the Option Price, or cancel and reissue any Options so as to in effect reduce the Option Price; or

(ii) extend the termination date beyond the original expiration date, other than in accordance with Section 6.8 hereof;

shall be made without obtaining approval of the shareholders in accordance with the requirements of the Exchange; and no action shall be taken with respect to granted Options without the consent of the Optionee, unless the Board determines that such action does not materially alter or impair such Option. Notwithstanding the forgoing and subject to section 9, the Option Price of an Option may not be reduced to a price that is less than the Market Price on the Grant Date.

11.4 No amendment, suspension or discontinuance of the Plan or of any granted Option may contravene the requirements of the Exchange or any securities commission or regulatory body to which the Plan or the Corporation is now or may hereafter be subject to. Termination of the Plan shall not affect the ability of the Administrator to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

12. Evidence of Option

Each Option granted under the Plan shall be embodied in a written agreement between the Corporation and the Recipient which shall give effect to the provisions of the Plan.

13. Regulatory Authority Approval

The Plan and any amendments hereto are subject to all necessary approvals of the applicable Regulatory Authorities.

14. Choice of Law

The Plan is established under and the provisions of the Plan will be subject to and interpreted and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.